UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street Suite 650 Akron, Ohio	44305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
8.125% Senior Notes due 2026	BWSN	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 31, 2025, Babcock & Wilcox Enterprises, Inc. (the “Company”), through certain wholly owned subsidiaries of the Company, The Babcock & Wilcox Company, Babcock & Wilcox International Sales and Service Corporation, and Babcock & Wilcox Canada Corp. (collectively, the “Sellers”), closed its previously-disclosed sale of the equity interests of Diamond Power International, LLC (“Diamond”) and related legal entities together with assets related to the Diamond business (the “Sale”) to certain legal entities affiliated with Andritz AG (the “Buyers” and the agreement governing such sale, the “Purchase Agreement”). On July 31, 2025, the Sellers and Buyers, along with Andritz AG, entered into an amendment to the Purchase Agreement, whereby, among other things, Andritz AG assumed all obligations of Andritz China under the Purchase Agreement.

The total base purchase price paid pursuant to the Purchase Agreement was approximately $177 million, subject to certain offsets and adjustments. The Purchase Agreement also includes an undertaking for the Sellers and their affiliates not to compete with the Diamond business or to solicit customers or employees with respect to the Diamond business for a period of four years.

The Company does not have any material relationship with the Buyer other than in respect of the transaction.

Item 7.01 Regulation FD Disclosure

On July 31, 2025, the Company issued a press release announcing the closing of the Sale to the Buyers. A copy of the press release is attached as Exhibit 99.2, and the information contained in Exhibit 99.2 is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Membership Interest, Share and Asset Purchase Agreement, dated June 4, 2025, by and among Andritz (USA) Inc., Andritz China Ltd., Andritz Canada Inc., The Babcock & Wilcox Company, Babcock & Wilcox International Sales and Service Corporation, and Babcock & Wilcox Canada Corp.#
10.2	First Amendment to Membership Interest, Share and Asset Purchase Agreement, dated July 31, 2025, by and among Andritz (USA) Inc., Andritz China Ltd., Andritz Canada Inc., Andritz AG, The Babcock & Wilcox Company, Babcock & Wilcox International Sales and Service Corporation, and Babcock & Wilcox Canada Corp.
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information
99.2	Press Release, dated July 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# As permitted by Regulation S-K, Item 601(b)(10)(iv) of the Securities Exchange Act of 1934, as amended, certain confidential portions of this exhibit have been redacted from the publicly filed document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

August 4, 2025	By:	/s/ Cameron Frymyer
Cameron Frymyer
Executive Vice President and Chief Financial Officer (Principal Accounting Officer and Duly Authorized Representative)